Exhibit 10.2

ASSIGNMENT AND ASSUMPTION OF SUBLEASE AGREEMENT

This Assignment and Assumption of Sublease Agreement (this “Assignment”) is made as of the 7th day of July, 2010, between Acme Operating Corporation, an Ohio corporation (“Assignor”) and Acme Acquisition Corporation, an Ohio corporation (“Assignee”), under the following circumstances:

WHEREAS, pursuant to that certain Sublease Agreement dated August 21, 2006 (the “Sublease”), Progressive Casualty Insurance Company (the “Sublandlord”) subleased to Assignor (i) office area, consisting of approximately 1,000 square feet, and (ii) hangar and shop areas, consisting of approximately 13,750 square feet, as more particularly shown on Exhibit “C” to the Sublease (the “Subleased Premises”), on such terms and subject to such conditions as are more fully set forth in the Sublease;

WHEREAS, the Subleased Premises is a part of the real property, airplane hangar and other improvements located at 26260 Curtis-Wright Parkway, Richmond Heights, Ohio (the “Hangar”), which is being leased by Sublandlord from the Board of County Commissioners of Cuyahoga County, Ohio; and

WHEREAS, Assignor desires to assign all of its right, title and interest under the Sublease to Assignee and Assignee is willing to assume all of Assignor’s liabilities and obligations under such Sublease as more fully set forth herein.

NOW, THEREFORE, for valuable consideration paid, receipt of which is acknowledged, effective the date first written above, the parties agree as follows:

1. Assignor does hereby convey, sell, transfer, assign and deliver unto Assignee, its successors and assigns forever, all of Assignor’s right, title and interest in and to the Sublease.

2. Assignor represents and warrants to Assignee that (a) the Sublease is in full force and effect and has not been modified or amended; and (b) neither Assignor nor, to Assignor’s knowledge, Sublandlord, is in default under the Sublease beyond any applicable period for curing the default, nor to Assignor’s knowledge has any event or condition occurred which, with the giving of notice, the passage of time, or both, would constitute a default by either party.

3. Assignee accepts this assignment and assumes and agrees to perform all of the obligations of Assignor arising or accruing under the Sublease on or after the date of this Assignment.

4. Assignor shall indemnify and hold Assignee harmless from and against all loss, damage, cost and expense that may be claimed against, imposed upon or incurred by Assignee by reason of Assignor’s failure to perform any of its obligations under the Sublease before the date of this Assignment.

5. Assignee shall indemnify and hold Assignor harmless from and against all loss, damage, cost and expense that may be claimed against, imposed upon or incurred by Assignor by reason of Assignee’s failure to perform any of the obligations under the Sublease assumed by Assignor.

6. Each party hereto shall from and after the date hereof, upon the reasonable request of any other party hereto, execute and deliver such other documents as such other party may reasonably request to obtain the full benefit of this Assignment.

7. This Assignment shall be subject to, and construed and enforced in accordance with, the laws of the State of Ohio.

8. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

[signature page follows.]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first written above.

ASSIGNEE:

ACME ACQUISITION CORPORATION

By:	/s/ Jonathan Lewis
Name:	Jonathan Lewis
Title:

ASSIGNOR:

ACME OPERATING CORPORATION

By:	/s/ Jonathan Lewis
Name:	Jonathan Lewis
Title:

Progressive Casualty Insurance Company hereby consents to the foregoing Assignment and Assumption of Sublease Agreement.

PROGRESSIVE CASUALTY INSURANCE COMPANY

By:	/s/ Ron Marotto
Name:	Ron Marotto
Title:	Vice President

STATE OF Colorado     )

                                         ) SS:

COUNTY OF Pitkin      )

Before me, a Notary Public in and for said County and State, personally appeared the above-named Acme Operating Corporation, the Assignor herein, by Jonathan Lewis, its Vice President, who acknowledged that he did execute the foregoing Assignment and Assumption of Sublease Agreement and that the same was his free act and deed in such capacity, and the free act and deed of Acme Operating Corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Akron, Ohio, this 7th day of July, 2010.

/s/ Stacy Botner
NOTARY PUBLIC

STATE OF Colorado     )

                                         ) SS:

COUNTY OF Pitkin      )

Before me, a Notary Public in and for said County and State, personally appeared the above-named Acme Acquisition Corporation, the Assignee herein, by Jonathan Lewis, its Vice President, who acknowledged that he did execute the foregoing Assignment and Assumption of Sublease Agreement and that the same was his free act and deed in such capacity, and the free act and deed of Acme Acquisition Corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Akron, Ohio, this 7th day of July , 2010.

/s/ Stacy Botner
NOTARY PUBLIC

CONSENT TO ASSIGNMENT OF SUBLEASE

between

ACME OPERATING CORPORATION

and

ACME ACQUISTION CORPORATION

The undersigned Board of County Commissioners of Cuyahoga County, Ohio hereby consents to (1) the Assignment of Sublease between the Acme Operating Corporation, an Ohio corporation (the “Assignor”) with offices located at 26380 Curtiss Wright Parkway, Cleveland, Ohio and Acme Acquisition Corporation, an Ohio corporation (“Assignee”) with offices located at 26380 Curtiss Wright Parkway, Suite 2, Cleveland, Ohio with an effective date of              2010, attached hereto and made a part of as “Exhibit A”, for premises located at 26260 Curtis Wright Parkway, Richmond Heights, Ohio located at the Cuyahoga County Airport located in the City of Richmond Heights, Cuyahoga County, Ohio and the Village of Highland Heights, Cuyahoga County, Ohio, as more particularly described in the Hangar Lease Agreement between the Board of County Commissioners of Cuyahoga County, Ohio and Assignor’s Sublandlord, Progressive Casualty Insurance Company effective August 21, 2006, attached hereto as “Exhibit B”, and made a part hereof.

IN WITNESS WHEREOF, the undersigned has executed this Consent to Assignment of Sublease as of the          day of         2010.

BOARD OF COUNTY COMMISSIONERS OF CUYAHOGA COUNTY, OHIO

/s/ Peter Lawson Jones
Peter Lawson Jones

/s/ Timothy F. Hagan
Timothy F. Hagan

/s/ Jimmy Dimora
Jimmy Dimora

The legal form and correctness of this document in hereby approved

William D. Mason, Prosecuting Attorney

By:	/s/ S. Curtis-Patrick
Assistant Prosecuting Attorney